UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2019

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-222325

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip code)

(800) 608-6344

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

[X]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth below under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated by reference into this Item 3.02.

On December 14, 2019, Webstar Technology Group, Inc., a Wyoming corporation (the “Company”) entered into a subscription agreement (the “Preferred Subscription Agreement”) pursuant to which the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder of the Company one thousand (1,000) shares of the “Series A Preferred Stock,” as such term is defined below, at a total purchase price of $250,000.

The foregoing description of the Preferred Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Preferred Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference.

The Company believes that the foregoing issuance of the restricted Series A Preferred Stock will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act, of 1933, as amended (the “Securities Act”). An appropriate restrictive legend will be affixed to the stock certificates issued for the Series A Preferred Stock.

On December 14, 2019, the Company entered into a subscription agreement (the “Common Stock Subscription Agreement”) pursuant to which the Company agreed to issue and sell to James Owens twenty-five million (25,000,000) shares of the Company’s common stock to James Owens, at a total purchase price of $2,500.

The foregoing description of the Common Stock Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Common Stock Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this Report and which is incorporated herein by reference.

The Company believes that the foregoing issuance of the restricted Common Stock will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. An appropriate restrictive legend will be affixed to the stock certificates issued for the Common Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate of Designations (the “Certificate”) the Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), as a series of preferred stock of the Company, effective March 16, 2020. 1,000,000 shares of Series A Preferred Stock are authorized. As described in Item 3.02 of this Report, pursuant to the Preferred Subscription Agreement, the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder of the Company one thousand (1,000) shares of the Series A Preferred Stock at a total purchase price of $250,000.

Each share of Series A Preferred Stock shall have a number of votes at any time equal to 0.3% of the number of shares of the Company’s common stock then issued and outstanding on a fully diluted basis (i.e. assuming conversion into common stock of any other classes of preferred stock or agreements or instruments then convertible into shares of common stock), such that all 1,000 shares of the Series A Preferred Stock shall have a number of votes equal to 300% of the issued and outstanding shares of common stock. The Series A Preferred Stock shall vote on any matter submitted to the holders of the Company’s common stock for as long as a share of the Series A Preferred Stock is issued and outstanding. The Series A Preferred Stock shall not have the right to vote on any matter as to which solely another class of preferred stock of the Company is entitled to vote.

The Series A Preferred Stock may not be transferred by the original holder of the Series A Preferred Stock and any attempted transfer shall be void and such shares of the Series A Preferred Stock shall be deemed automatically redeemed by the Company and a holder of the Series A Preferred Stock shall be entitled to receive solely a redemption price of $250.00 per share.

The Series A Preferred Stock is not convertible and is not entitled to receive any dividends paid on any other class of stock of the Company. The Series A Preferred Stock does not have any participation rights and has no preferences in the event of any liquidation, dissolution or winding up of the Company and are not entitled to receive any distribution of the assets or surplus funds of the Company and will not participate with the common stock or any other class of stock of the company therein.

The Certificate cannot be amended without the prior written consent of the holders of the Series A Preferred Stock. The Series A Preferred Stock are restricted shares and bear the appropriate restrictive legend.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate, a copy of which is filed as Exhibit 3.1 to this Report and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1*	Certificate of Designations of Preferences and Rights of Series A Preferred Stock of the registrant.
10.1*	Subscription Agreement between the registrant and James Owens for Series A Preferred Stock dated December 14, 2019.
10.2*	Subscription Agreement between the registrant and James Owens for Common Stock dated December 14, 2019.

*Filed herewith.

† Includes management contracts and compensation plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 17, 2020	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)